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                                                                Exhibit 11
ClinTrials Research Inc.
Computation of per share earnings
(in thousands, except for earnings per share)


                                               Three Months Ended June 30
                                               --------------------------
                                                 1997              1998
                                               ---------         --------
Net loss                                       $  (1,480)        $(10,476)
                                               =========         ========
Weighted average shares outstanding
   for Basic Loss per Share                       18,146           18,195
Dilutive effect of stock options                      --               --
                                               ---------         --------
Weighted average shares outstanding and
   dilutive effect of stock options for
   Diluted Loss per Share                         18,146           18,195
                                               =========         ========
Loss per share:
   Basic                                       $   (0.08)        $  (0.58)
                                               =========         ========
   Diluted                                     $   (0.08)        $  (0.58)
                                               =========         ========



                                               Six Months Ended June 30
                                               ------------------------
                                                1997             1998
                                               -------         --------
Net loss                                       $  (732)        $(12,716)
                                               =======         ========
Weighted average shares outstanding
   for Basic Earnings per Share                 18,132           18,190
Dilutive effect of stock options                    --               --
                                               -------         --------
Weighted average shares outstanding and
   dilutive effect of stock options for
   Diluted Loss per Share                       18,132           18,190
                                               =======         ========
Loss per share:
   Basic                                       $ (0.04)        $  (0.70)
                                               =======         ========
   Diluted                                     $ (0.04)        $  (0.70)
                                               =======         ========